                                                                    Exhibit 99.1

                     PHILADELPHIA CONSOLIDATED HOLDING CORP.
                             FOURTH QUARTER RESULTS
                                DECEMBER 31, 1999


FEBRUARY 11, 2000 PRESS RELEASE

Bala Cynwyd, PA - Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) today reported net income for the fourth quarter ended December 31, 1999 was $4.1 million ($0.27 diluted and $0.32 basic earnings per share) vs. $4.6 million ($0.31 diluted and $0.38 basic earnings per share) for the same period in 1998. Net income for the quarter ended December 31, 1999 included previously announced Hurricane Irene after tax catastrophe losses totaling $1.8 million ($0.12 per diluted share). Additionally in November 1999 Mr. Thomas J. Jerger, CEO of the recently acquired Jerger Company, Inc. resigned to pursue other non-related interests. A settlement in connection with Mr. Jerger's separation resulted in a $0.03 after tax diluted per share charge during the current quarter.

Gross written premiums increased 30.6% in the quarter to $70.5 million vs. $54.0 million in the fourth quarter 1998 and the combined ratio for the quarter was 91.0% vs. 85.4% for the same quarter in 1998. After tax net realized investment gains for the fourth quarter ended December 31, 1999 were $0.3 million ($0.02 diluted earnings per share) vs. after tax net realized investment losses of $0.8 million (($0.05) diluted earnings per share) for the same period in 1998.

Net income for the year ended December 31, 1999 was $18.8 million ($1.25 diluted and $1.51 basic earnings per share) vs. $20.0 million ($1.34 diluted and $1.63 basic earnings per share) for the same period in 1998.

Gross written premiums increased 37.4% for the year ended December 31, 1999 to $274.9 million vs. $200.1 million for the same period in 1998 and the combined ratio for the year was 92.9% vs. 85.4% for the year 1998. After tax net realized investment gains for the year ended December 31, 1999 were $3.7 million ($0.25 per diluted share) vs. $0.3 million ($0.02 per diluted share) for the same period in 1998.

Press Release
February 11, 2000
Page 2


James J. Maguire CEO said, "1999 proved to be a challenging year in many ways for the Company with our acquisition integration, exiting the nursing home business and catastrophe storm losses. The fundamentals of our Company continue to be sound and prospects for continued growth are excellent. Looking ahead into the year 2000, I'm especially excited about several new E-commerce initiatives we've undertaken. In February 2000 we introduced a web site (www.accessphly.com), for our personal lines agents in California which enables them to access the Company to rate, quote, issue and remit payment (by credit card) for one of our proprietary products. We anticipate providing this capability to our Florida agents during the first quarter. Additionally, in our specialty lines product niche we are participating in portal arrangements by which we receive submissions via the Internet and are forming other alliances which will further enable E-commerce business opportunities."

The Company will conduct a conference call at 3:00 p.m. on Friday, February 11, 2000. You may participate by calling the Company's conference operator at 800-450-0788 and ask for Philadelphia Consolidated Holding Corp., or listen to the conference call over the Internet through Investor Broadcast Network's Vcall web site, located at http://www.vcall.com. To listen to the live call please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Forward-Looking Information

This release contains forward-looking statements that are based on management's estimates, assumptions and projections. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company's business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) catastrophe losses; and (vi) the impact of Year 2000 issues.

Philadelphia Insurance Companies, rated "A+ (Superior) by A.M. Best Company, and "A" by Standard and Poor's, markets and underwrites specialty property and casualty insurance products through 40 proprietary underwriting offices across the U.S. of A.
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            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       As of December 31,
                                                                 ----------------------------
                                                                    1999              1998
                                                                 ---------          ---------
                                ASSETS
INVESTMENTS:
  FIXED MATURITIES AVAILABLE FOR SALE AT MARKET
     (AMORTIZED COST $331,774 AND $278,557) ............         $ 321,018          $ 283,718
  EQUITY SECURITIES AT MARKET (COST $41,231
     AND $43,441) ......................................            72,768             72,768
                                                                 ---------          ---------
       TOTAL INVESTMENTS ...............................           393,786            356,486

CASH AND CASH EQUIVALENTS ..............................            26,230             31,573
ACCRUED INVESTMENT INCOME ..............................             5,027              3,771
PREMIUMS RECEIVABLE ....................................            49,176             34,961
PREPAID REINSURANCE PREMIUMS AND
     REINSURANCE RECEIVABLES ...........................            54,920             22,892
DEFERRED ACQUISITION COSTS .............................            26,054             16,853
PROPERTY AND EQUIPMENT .................................             9,277              4,877
GOODWILL LESS ACCUMULATED AMORTIZATION
     OF $2,620 AND $1,669 ..............................            28,801                416
OTHER ASSETS ...........................................             5,780              4,561
                                                                 ---------          ---------
       TOTAL ASSETS ....................................         $ 599,051          $ 476,390
                                                                 =========          =========


                 LIABILITIES AND SHAREHOLDERS' EQUITY
POLICY LIABILITIES AND ACCRUALS:
  UNPAID LOSS AND LOSS ADJUSTMENT EXPENSES .............         $ 188,063          $ 151,150
  UNEARNED PREMIUMS ....................................           111,606             64,787
                                                                 ---------          ---------
       TOTAL POLICY LIABILITIES AND ACCRUALS ...........           299,669            215,937
PREMIUMS PAYABLE .......................................            22,223              7,192
OTHER LIABILITIES ......................................            14,762              9,463
DEFERRED INCOME TAXES ..................................             2,052              7,410
                                                                 ---------          ---------
       TOTAL LIABILITIES ...............................           338,706            240,002
                                                                 ---------          ---------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES:
  COMPANY OBLIGATED MANDATORILY REDEEMABLE
  PREFERRED SECURITIES OF SUBSIDIARY TRUST HOLDING
  SOLELY DEBENTURES OF COMPANY .........................            98,905             98,905
                                                                 ---------          ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  PREFERRED STOCK, $.01 PAR VALUE,
     10,000,000 SHARES AUTHORIZED,
       NONE ISSUED AND OUTSTANDING
  COMMON STOCK, NO PAR VALUE, 50,000,000 SHARES
     AUTHORIZED, 13,381,924 AND 12,330,825 SHARES ISSUED            68,859             44,796
  NOTES RECEIVABLE FROM SHAREHOLDERS ...................            (2,506)            (1,680)
  ACCUMULATED OTHER COMPREHENSIVE INCOME ...............            13,507             22,417
  RETAINED EARNINGS ....................................            93,766             74,923
  LESS COST OF COMMON STOCK HELD IN TREASURY,
     791,016 AND 130,262 SHARES ........................           (12,186)            (2,973)
                                                                 ---------          ---------
       TOTAL SHAREHOLDERS' EQUITY ......................           161,440            137,483
                                                                 ---------          ---------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......         $ 599,051          $ 476,390
                                                                 =========          =========

            PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                               For the Three Months               For the Years
                                                                Ended December 31,              Ended December 31,
                                                                -------------------             ------------------
                                                                1999           1998             1999           1998
                                                                ----           ----             ----           ----

REVENUE:
  NET WRITTEN PREMIUMS...............................       $     46,604   $     38,677      $   184,071    $   143,036
  CHANGE IN NET UNEARNED PREMIUMS
      (INCREASE).....................................             (2,814)        (4,732)         (19,156)       (20,349)
                                                            -------------  ------------      -----------    -----------
  NET EARNED PREMIUMS................................             43,790         33,945          164,915        122,687
  NET INVESTMENT INCOME..............................              5,434          4,572           20,695         15,448
  NET REALIZED INVESTMENT GAIN (LOSS)................                459         (1,234)           5,700            474
  OTHER INCOME.......................................              2,723             48            4,722            219
                                                            ------------   ------------      -----------    -----------

   TOTAL REVENUE.....................................             52,406         37,331          196,032        138,828
                                                            ------------   ------------      -----------    -----------

LOSSES AND EXPENSES:
  LOSS AND LOSS ADJUSTMENT EXPENSES..................             34,913         20,413          122,491         74,074
  NET REINSURANCE RECOVERIES.........................            (10,032)        (2,284)         (23,081)        (7,700)
                                                            ------------   ------------      -----------    -----------
  NET LOSS AND LOSS ADJUSTMENT EXPENSES..............             24,881         18,129           99,410         66,374
  ACQUISITION COSTS AND OTHER
     UNDERWRITING EXPENSES...........................             14,971         10,857           53,793         38,422
  OTHER OPERATING EXPENSES...........................              4,915            497            8,939          2,212
                                                            ------------   ------------      -----------    -----------
  TOTAL LOSSES AND EXPENSES..........................             44,767         29,483          162,142        107,008
                                                            ------------   ------------      -----------    -----------
MINORITY INTEREST:  DISTRIBUTIONS ON
  COMPANY OBLIGATED MANDATORILY
  REDEEMABLE PREFERRED SECURITIES
  OF SUBSIDIARY TRUST................................              1,811          1,811            7,245          4,770
                                                            ------------   ------------      -----------    -----------

INCOME BEFORE INCOME TAXES...........................              5,828          6,037           26,645         27,050
                                                            ------------   ------------      -----------    -----------

INCOME TAX EXPENSE (BENEFIT):
  CURRENT............................................              2,373          2,115            8,360          7,941
  DEFERRED...........................................               (599)          (671)            (558)          (919)
                                                            -------------  ------------      -----------    -----------
      TOTAL INCOME TAX EXPENSE.......................              1,774          1,444            7,802          7,022
                                                            ------------   ------------      -----------    -----------



      NET INCOME.....................................       $      4,054   $      4,593      $    18,843    $    20,028
                                                            ============   ============      ===========    ===========

PER AVERAGE SHARE DATA:
  BASIC EARNINGS PER SHARE...........................       $       0.32   $       0.38      $      1.51    $      1.63
                                                            ============   ============      ===========    ===========
  DILUTED EARNINGS PER SHARE.........................       $       0.27   $       0.31      $      1.25    $      1.34
                                                            ============   ============      ===========    ===========
WEIGHTED-AVERAGE COMMON SHARES
   OUTSTANDING.......................................         12,585,504     12,188,540       12,501,165     12,249,262
WEIGHTED-AVERAGE SHARE EQUIVALENTS
   OUTSTANDING.......................................          2,476,611      2,822,910        2,614,399      2,680,165
                                                            ------------   ------------      -----------    -----------
WEIGHTED-AVERAGE SHARES AND SHARE
   EQUIVALENTS OUTSTANDING...........................         15,062,115     15,011,450       15,115,564     14,929,427
                                                            ============   ============      ===========    ===========
